UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 1, 2025
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) – Compensatory Arrangements of Chief Executive Officer

On April 1, 2025, the Board of Directors of BlackBerry Limited (the “Company”), upon the recommendation of the Company’s Compensation, Nomination and Governance Committee following a year-end review of the compensation of the Company’s Chief Executive Officer, John Giamatteo, approved amendments to Mr. Giamatteo’s employment agreement dated December 8, 2023, as amended (the “Employment Agreement”).

The amendments enhance the severance benefits payable to Mr. Giamatteo in the event of termination by the Company without Just Cause or by Mr. Giamatteo with Good Reason (each, as defined in the Employment Agreement) by (i) increasing the period of salary continuance from 12 months plus one additional month per completed year of service to 24 months, and (ii) adding a lump sum payment in an amount equal to two times Mr. Giamatteo’s then current target annual bonus under the Company’s Variable Incentive Plan. The terms of the Employment Agreement remain otherwise unamended.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment amendment with John Giamatteo, dated as of April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackBerry Limited

Date:	April 1, 2025	By:	/s/ Tim Foote
			Name:	Tim Foote
			Title:	Chief Financial Officer